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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 15, 2000

                              SCHEID VINEYARDS INC.
        (Exact name of small business issuer as specified in its charter)

         Delaware                        000-22857                77-0461833
(State or other jurisdiction of   (Commission file number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

            13470 Washington Blvd.
          Marina del Rey, California                           90292
   (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (310) 301-1555

        Former name or former address, if changed since last report: N/A





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ITEM 5.       OTHER EVENTS

     On May 17, 2000, Scheid Vineyards Inc. (the "Company") announced the signing of a Purchase and Sale Agreement (the "Agreement") whereby its wholly owned subsidiary, Scheid Vineyard California Inc. agreed to sell four of its vineyard properties totaling approximately 1,350 vineyard acres for a purchase price of $21.3 million. The Company expects the transaction to close approximately 60 days from the date of signing of the Agreement.

     A copy of the press release announcing the signing of the Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

     (c)      Exhibits

              The following exhibit is filed herewith:

              99.1 Text of press release dated May 17, 2000, titled "Scheid Vineyards Announces Agreement to Sell Four Vineyard Properties."


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 25, 2000                 SCHEID VINEYARDS INC.


                                   By:/s/ Heidi M. Scheid
                                   ----------------------------------
                                          Heidi M. Scheid
                              Vice President Finance and Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------

99.1                              Press Release dated May 17, 2000


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